UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2024

Elevai Labs Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On January 16, 2023, Elevai Labs, Inc., a Delaware corporation (the “Company”), entered into a License Agreement (the “License Agreement”) with INmune Bio, Inc., a Nevada corporation (“INmune”). Under the License Agreement, INmune granted the Company certain worldwide exclusive and non-exclusive license rights to develop, manufacture, and commercialize INmunes’s EMx technology, (“EMx”) a proprietary equipment, processes and consumables useful for isolation and current Good Manufacturing Practice (“cGMP”) manufacture of human umbilical cord derived mesenchymal stromal cells (“hUMSCs”,) for a period of ten years from the effective date of the License Agreement (collectively, the “Field”).

Pursuant to the License Agreement, the Company will make an upfront payment to INmune as a technology transfer fee with scheduled payments six months after the effective date of the License Agreement and upon completion of the transfer of EMx. In addition, Elevai will pay INmune (i) a final technology transfer fee two years after the effective date of the License Agreement, and (ii) a capped nominal royalty on the sale of licensed topical cosmetic products that are manufactured using EMx. After the Company’s first successful manufacturing that utilizes the Field, the Company has agreed to supply INmune with hUMSCs at a price pegged at a fixed percentage above the actual cost for the Company to produce them.

Unless earlier terminated, the License Agreement will remain in effect on a licensed product-by-licensed product and worldwide basis until the expiration of the License Agreement. Either party may terminate the License Agreement for insolvency of the counter-party, or material breach by the other party within the time period specified in the agreement.

The foregoing is only a summary of certain provisions of the License Agreement and is qualified in its entirety by the terms of the Collaboration Agreement, a copy of which is filed as Exhibit 10.1 hereto. Pursuant to Item 601(b)(10)(iv) of Regulation S-K, the Company intends to redact from the filed copy of the Collaboration Agreement certain information that is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

Item 7.01 Regulation FD Disclosure.

On January 16, 2024, the Company issued a press release announcing that it had entered into the Collaboration Agreement and the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1†*	License Agreement, dated January 16, 2024, by and between the Company and INmune Bio, Inc.
99.1**	Press Release of the Company dated as of November 29, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

†	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2024

Elevai Labs, Inc.

By:	/s/ Jordan R. Plews
Name:	Jordan R. Plews
Title:	Chief Executive Officer, President and Director

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